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                                                                    Exhibit 1.1


                                 875,000 SHARES

                               REDWOOD TRUST, INC.

              CLASS B ____% CUMULATIVE CONVERTIBLE PREFERRED STOCK


                             UNDERWRITING AGREEMENT

                                                               __________, 1996


STIFEL, NICOLAUS & COMPANY, INCORPORATED
MONTGOMERY SECURITIES

  As Representatives of the several Underwriters
c/o STIFEL, NICOLAUS & COMPANY, INCORPORATED
500 North Broadway, Suite 1500
St. Louis, Missouri  63102

Dear Sirs:

                  SECTION 1. Introductory. Redwood Trust, Inc., a Maryland corporation (the "Company"), proposes to issue and sell 875,000 shares of its authorized but unissued Class B ____% Cumulative Convertible Preferred Stock, $.01 par value (the "Shares") to the several underwriters named in Schedule A annexed hereto (the "Underwriters"), for whom you are acting as Representatives. Said aggregate of 875,000 Shares are herein called the "Firm Preferred Shares." In addition, the Company proposes to grant to the Underwriters an option to purchase up to 131,250 additional Shares (the "Optional Preferred Shares") as provided in Section 4 hereof. The Firm Preferred Shares and, to the extent such option is exercised, the Optional Preferred Shares are hereinafter collectively referred to as the "Preferred Shares."

                  You have advised the Company that the Underwriters propose to make a public offering of their respective portions of the Preferred Shares on the effective date of the registration statement hereinafter referred to, or as soon thereafter as in your judgment is advisable.

                  The Company confirms its agreement with respect to the purchase of the Preferred Shares by the Underwriters as follows:

                  SECTION 2. Representations and Warranties of the Company. The Company hereby represents and warrants to the several Underwriters that:

                  (a) A registration statement on Form S-11 (Registration No. 333-08363) with respect to the Preferred Shares, has been prepared by the Company in conformity with
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         the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") promulgated thereunder, and has been filed with the Commission. The Company has prepared and has filed an amendment or amendments to such registration statement. There have been delivered to you three signed copies of such registration statement and amendments, together with three copies of each exhibit filed therewith. Conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus have been delivered to you in such reasonable quantities as you have requested for each of the Underwriters. The Company will next file with the Commission one of the following: (i) prior to effectiveness of such registration statement, a further amendment thereto, including the form of final prospectus, or (ii) a final prospectus in accordance with Rules 430A and 424(b) of the Rules and Regulations. As filed, such amendment and form of final prospectus, or such final prospectus, shall include all Rule 430A Information (as hereinafter defined) and, except to the extent that you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the date and time that this Agreement was executed and delivered by the parties hereto, or, to the extent not completed at such date and time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company shall have previously advised you in writing would be included or made therein.

                  The term "Registration Statement" as used in this Agreement shall mean such registration statement at the time such registration statement becomes effective and, in the event any post-effective amendment thereto becomes effective prior to the First Closing Date, shall also mean such registration statement as so amended; provided, however, that such term shall also include all Rule 430A Information deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the Rules and Regulations. The term "Preliminary Prospectus" shall mean any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement at the time it becomes effective that omits Rule 430A Information. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Preferred Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no filing pursuant to Rule 424(b) of the Rules and Regulations is required, shall mean the form of final prospectus included in the Registration Statement at the time such registration statement becomes effective. The


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         term "Rule 430A Information" means information with respect to the
         Preferred Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Rules and Regulations.

                  (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement becomes effective, and at all times subsequent thereto up to and including each Closing Date (as hereinafter defined), the Registration Statement and the Prospectus, and any amendments or supplements thereto, will contain all material statements and information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, no representation or warranty contained in this
         Section 2(b) shall be applicable to information contained in or omitted from any Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished pursuant to Section 3 hereof to the Company by or on behalf of any Underwriter, directly or through the Representatives, specifically for use in the preparation thereof.

                  (c) The Company has been duly formed and is validly existing as a corporation, is in good standing under the laws of the State of Maryland, with full corporate power and authority to own and lease its properties and conduct its business as currently conducted or as described in the Prospectus. The Company does not own or control, directly or indirectly, any corporation, association or other entity.

                  (d) Except as set forth in the Prospectus, the Company is in possession of and operating in compliance with all authorizations, licenses, permits, consents, certificates and orders material to the conduct of its business, all of which are valid and in full force and effect; the Company is duly qualified to do business and in good standing as a foreign corporation or partnership, as applicable, in each jurisdiction in which the ownership or leasing of properties


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         or the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify would not, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or result in a material adverse change in the condition (financial or otherwise), properties, business, results of operations or prospects of the Company, (a "Material Adverse Effect"); and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

                  (e) The Company has authorized and outstanding Capital Stock as set forth under the heading "Capitalization" in the Prospectus. The issued and outstanding shares of Capital Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform to the description thereof contained in the Prospectus. Except as disclosed in or contemplated by the Prospectus, the Company has no outstanding options to purchase, or preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its Capital Stock or any such options, rights, convertible securities or obligations.

                  (f) The Preferred Shares to be sold by the Company in the public offering contemplated by this Agreement, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, have been registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), have been duly authorized for quotation by the Nasdaq National Market upon official notice of issuance and will conform to the description thereof contained in the Prospectus. No preemptive rights or other rights to subscribe for or purchase Shares exist with respect to the issuance and sale of the Preferred Shares by the Company pursuant to this Agreement. No shareholder of the Company has any right which has not been waived to require the Company to register the sale of any shares owned by such shareholder under the Act in the public offering contemplated by this Agreement. No further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Preferred Shares to be sold by the Company as contemplated herein. The description of the Company's share option, share bonus and other share plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and


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         fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. The shares of underlying common stock into which the Preferred Shares are convertible have been duly and validly authorized and reserved for issuance upon the conversion of the Preferred Shares as described in the Prospectus.

                  (g) The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized by the Company, has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company in accordance with its terms. The making and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not violate any provisions of the charter, bylaws or other organizational documents of the Company and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under (i) any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any of its properties may be bound or affected or (ii) any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required, including the satisfaction of any requirements pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the Act and the Blue Sky and Canadian securities laws applicable to the public offering of the Preferred Shares by the several Underwriters and the clearance of such offering with the National Association of Securities Dealers, Inc. (the "NASD").

                  (h) Coopers & Lybrand L.L.P. ("C&L"), who have expressed their opinion with respect to the financial statements and schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus and in the Registration Statement, are independent accountants as required by the Act and the Rules and Regulations.

                  (i) The financial statements of the Company, and the notes thereto, set forth in the Registration Statement and Prospectus fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in financial position for the periods


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         presented. Such statements and notes, and the related schedules contained in the Registration Statement, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis as certified by the independent accountants named in
         Section 2(h). No other financial statements or schedules are required to be included in the Registration Statement. The selected financial data set forth in the Prospectus under the captions "Capitalization", "Market Prices and Dividend Data" and "Selected Financial Data" fairly present the information set forth therein on the basis stated in the Registration Statement.

                  (j) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been described or filed as required. Each of the agreements listed herein, in the Prospectus or as exhibits to the Registration Statement has been duly authorized, executed and delivered by the parties thereto (including obtaining all necessary consents) and constitutes a valid and binding agreement; and neither the Company nor, to the best of the Company's knowledge, any other party is in breach of or in default under any such agreement except for any such breach or default which would not have a Material Adverse Effect.

                  (k) Except as disclosed in the Prospectus, and except as to defaults and events of default which individually or in the aggregate would not have a Material Adverse Effect: (i) the Company is not in violation of or default under any provision of its charter or bylaws, or other organizational documents, or in breach or default under any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and (ii) there does not exist any state of facts which constitutes an event of default on the part of the Company as defined in any of such documents or which, with notice or lapse of time or both, would constitute such an event of default.

                  (l) Except as disclosed in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened to which the Company is or may be a party or of which property owned or leased by the Company, is or may be the subject of, or related to environmental or discrimination matters, which actions, suits or proceedings might, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or have a Material Adverse Effect. The Company is not a party or subject to the provisions of any material


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         injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

                  (m) The Company owns no real property. The Company owns and has good and marketable title to all of the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those disclosed in the Prospectus and those which will not have a Material Adverse Effect. The Company holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company. Except as disclosed in the Prospectus, the Company owns or leases all such real and personal property as is necessary to its operations as now conducted or as proposed to be conducted.

                  (n) Since the respective dates as of which information is given in the Registration Statement and Prospectus and except as described in or specifically contemplated by the Prospectus: (i) the Company has not incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company; (ii) the Company has not sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its Capital Stock, shares or interests, as applicable, and the Company is not in default in the payment of principal or interest on any outstanding material debt obligations; (iv) there has not been any change in the Shares (other than upon the sale of the Preferred Shares hereunder) or indebtedness material to the Company (other than in the ordinary course of business); and (v) there has not been any Material Adverse Effect.

                  (o) Except as disclosed in the Prospectus, the Company has sufficient trademarks, trade names, patent rights, copyrights, licenses or other similar rights and proprietary knowledge (collectively, "Intangibles"), approvals and governmental authorizations to conduct its business as now conducted; there is no claim being made against the Company regarding any Intangible or other infringement which could have a Material Adverse Effect. The expiration of any trademark, tradename, patent right, mask work, copyright, license, approval or government authorization would not have a Material Adverse Effect. The Company has no knowledge of any material infringement by it of trademarks, tradename


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         rights, patent rights, mask works, copyrights, licenses, trade secrets, or other similar rights of others.

                  (p) The Company is conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where failure to be in compliance would not have a Material Adverse Effect.

                  (q) The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown as due thereon; and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened which could have a Material Adverse Effect.

                  (r) Neither the Company nor its officers, directors, employees and agents have distributed or will distribute prior to the First Closing Date any offering material in connection with the offering and sale of the Preferred Shares other than the Prospectus, the Registration Statement and the other materials permitted by the Act.

                  (s) The Company maintains insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risk customarily insured against, and business interruption insurance, all of which insurance is in full force and effect.

                  (t) Neither the Company, any of its officers nor to the knowledge of the Company, any of its directors has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

                  (u) Neither the Company nor any of its affiliates has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or of any securities of the Company to facilitate the sale or resale of the Preferred Shares.

                  (v) The Company has not conducted its business in a manner such that it would become, an "investment company" or


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         an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (w) The description set forth under the heading "ERISA Considerations" is true and correct in all material respects.

                  (x) As of the First Closing Date, the Company will be organized and will operate in a manner so as to qualify as a "real estate investment trust" ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and will elect to, will be qualified to and intends to remain qualified to, be taxed as a REIT under the Code and pursuant to any applicable state tax laws. The Company does not know of any event which would cause or is likely to cause the Company to fail to qualify as a REIT at any time.

                  (y) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to financial and corporate books and records is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (z) Neither the Company nor any affiliate has incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as disclosed in the Registration Statement.

                  (aa) Each certificate signed by an officer of the Company or of any of its affiliates and delivered to the Representatives or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company, as to the matters covered thereby.

                  SECTION 3. Representations and Warranties of the Underwriters. The Representatives, on behalf of the several Underwriters, represent and warrant to the Company that the information set forth (i) on the cover page of the Prospectus with respect to price, underwriting discounts and commissions and terms of offering and (ii) under "Underwriting" in the Prospectus was furnished to the Company by and on behalf of the Underwriters


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for use in connection with the preparation of the Registration Statement and the
Prospectus and is correct in all material respects. The Representatives represent and warrant that they have been authorized by each of the other Underwriters as the Representatives to enter into this Agreement on its behalf and to act for it in the manner herein provided.

                  SECTION 4. Purchase, Sale and Delivery of Preferred Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters 875,000 of the Firm Preferred Shares. The Underwriters agree, severally and not jointly, to purchase from the Company the number of Firm Preferred Shares as set forth on Schedule A attached hereto. The purchase price per share to be paid by the several Underwriters to the Company shall be ______ per share.

                  Delivery of certificates for the Firm Preferred Shares to be purchased by the Underwriters and payment therefor shall be made at the location referred to below at such time and date, not later than the third full business day following the first date that any of the Preferred Shares are released by you for sale to the public, as you shall designate by at least 48 hours' prior notice to the Company (or at such other time and date, not later than one week after such third full business day as may be agreed upon by the Company and the Representatives) (the "First Closing Date"); provided, however, that if the Prospectus is at any time prior to the First Closing Date recirculated to the public, the First Closing Date shall occur upon the later of the third full business day following the first date that any of the Preferred Shares are released by you for sale to the public or the date that is 48 hours after the date that the Prospectus has been so recirculated.

                  Delivery of certificates for the Firm Preferred Shares shall be made by or on behalf of the Company to you, for the respective accounts of the Underwriters against payment by you, for the accounts of the several Underwriters, of the purchase price therefor by wire transfer in same-day funds to the order of the Company. The certificates for the Firm Preferred Shares shall be registered in such names and denominations as you shall have requested at least two full business days prior to the First Closing Date, and shall be made available for checking and packaging on the business day preceding the First Closing Date at a location in New York, New York or such other location, as may be designated by you. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

                  In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants


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an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 131,250 Optional Preferred Shares at the purchase price per share to be paid for the Firm Preferred Shares, for use solely in covering any over-allotments made by you for the account of the Underwriters in the sale and distribution of the Firm Preferred Shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the first date that any of the Preferred Shares are released by you for sale to the public, upon notice by you to the Company setting forth the aggregate number of Optional Preferred Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First
Closing Date), being herein referred to as the "Second Closing Date," shall be determined by you, but if at any time other than the First Closing Date shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. The number of Optional Preferred Shares to be purchased by each Underwriter shall be determined by multiplying the number of Optional Preferred Shares to be sold by the Company pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Preferred Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is 875,000 (subject to such adjustments to eliminate any fractional share purchases as you in your discretion may make). Certificates for the Optional Preferred Shares will be made available for checking and packaging on the business day preceding the Second Closing Date at a location in New York, New York or such other location, as may be designated by you. The manner of payment for and delivery of the Optional Preferred Shares shall be the same as for the Firm Preferred Shares purchased from the Company as specified in the two preceding paragraphs. At any time before lapse of the option, you may cancel such option by giving written notice of such cancellation to the Company. If the option is cancelled or expires unexercised in whole or in part, the Company will deregister under the Act the number of Preferred Shares as to which the option has not been exercised.

                  You have advised the Company that each Underwriter has authorized you to accept delivery of its Preferred Shares, to make payment and to issue a receipt therefor. Each of you, individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment for any Preferred Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.


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                  Subject to the terms and conditions hereof, the Underwriters propose to make a public offering of their respective portions of the Preferred Shares as soon after the effective date of the Registration Statement as in the judgment of the Representatives is advisable and at the public offering price set forth on the cover page of and on the terms set forth in the Prospectus.

                  SECTION 5. Covenants of the Company. The Company covenants and agrees that:

                  (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective. If the Registration Statement has become or becomes effective pursuant to Rule 430A of the Rules and Regulations, or the filing of the Prospectus is otherwise required under Rule 424(b) of the Rules and Regulations, the Company will file the Prospectus, properly completed, pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations within the time period prescribed and will provide evidence satisfactory to you of such timely filing. The Company will promptly advise you in writing (i) of the receipt of any comments of the Commission, (ii) of any request of the Commission for amendment of or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus or for additional information,
         (iii) when the Registration Statement shall have become effective and
         (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. The Company will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus of which you have not been furnished with a copy a reasonable time prior to such filing or to which you reasonably object or which is not in compliance with the Act and the Rules and Regulations.

                  (b) The Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or the Prospectus which in your judgment may be necessary or advisable to enable the several Underwriters to continue the distribution of the Preferred Shares and will use its best efforts to cause the same to become effective as promptly as possible. The Company will fully and completely comply with the provisions of Rule 430A of the Rules and Regulations with


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         respect to information omitted from the Registration Statement in reliance upon such Rule.

                  (c) If at any time within the applicable period referred to in
         Section 10(a)(3) of the Act or Rule 174 of the Rules and Regulations during which a prospectus relating to the Preferred Shares is required to be delivered under the Act any event occurs, as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements, to comply with the Act or the Rules and Regulations, the Company will promptly advise you thereof and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and will use its best efforts to cause the same to become effective as soon as possible; and, in case any Underwriter is required to deliver a prospectus after the applicable time period, the Company upon request, but at the expense of such Underwriter, will promptly prepare such amendment or amendments to the Registration Statement and such Prospectus or Prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act and Rule 174 of the Rules and Regulations, as applicable.

                  (d) As soon as practicable, but not later than 45 days (or 90 days if such quarter is the fiscal year end) after the end of the first quarter ending after one year following the effective date of the Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of 12 consecutive months beginning after the effective date of the Registration Statement which will satisfy the provisions of the last paragraph of Section 11(a) of the Act.

                  (e) During such period as a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company, at its expense, but only for the applicable period referred to in Section 10(a)(3) of the Act or Rule 174 of the Rules and Regulations, will furnish to you or mail to your order copies of the Registration Statement, the Prospectus, the Preliminary Prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you may reasonably request, for the purposes contemplated by the Act and the Rules and Regulations.

                  (f) The Company shall cooperate with you and your counsel in order to qualify or register the Preferred Shares for sale under (or obtain exemptions from the application of) the Blue Sky and Canadian securities laws of such jurisdictions as you designate, will comply with such laws and will continue such qualifications, registrations and exemptions in effect so long as reasonably required for the distribution of the Preferred Shares. The Company will advise you promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Preferred Shares for offering; sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company, with your cooperation, will use its best efforts to obtain the withdrawal thereof.

                  (g) During the period of five years hereafter, the Company will furnish to the Representatives and, upon request of the Representatives, to each of the other Underwriters: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, shareholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its Preferred Shares.

                  (h) During the period of 90 days after the first date that any of the Preferred Shares are released by you for sale to the public, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of Representatives), other than the Option Shares disclosed in the Prospectus, the Company will not issue, offer, sell, grant options to purchase or otherwise dispose of any of the Company's equity securities or any other securities convertible into or exchangeable with its Shares or other equity security except upon exercise of the Warrants described in the Prospectus or pursuant to the dividend reinvestment program adopted by the Company (the "Dividend Reinvestment Plan") or pursuant to the Company's Amended and Restated Executive and Non-Employee Director Stock Option Plan (the "Stock Option Plan").

                  (i) The Company will apply the net proceeds of the sale of the Preferred Shares sold by it substantially in accordance with the statements under the caption "Use of Proceeds" in the Prospectus.

                  (j) The Company will use its best efforts to qualify or register its Shares for sale in non-issuer transactions under (or obtain exemptions from the application of) the Blue Sky laws of the State of California and the provincial laws of Canada as specified by the Representatives (and thereby permit market making transactions and secondary trading in the Company's Preferred Shares in California and such Canadian provinces as specified by the Representatives), will comply with such Blue Sky or Canadian provincial laws and will use its best efforts to continue such qualifications, registrations and exemptions in effect for a period of five years after the date hereof.

                  (k) The Company will use its best efforts to effect the quotation of the Preferred Shares on the Nasdaq National Market System.

                  (l) The Company will continue to meet the requirements to qualify as a REIT and will not revoke its election to be a REIT, effective for the year ending December 31, 1996.

                  (m) The Company will maintain a transfer agent and, if necessary under the jurisdiction of formation of the Company, a registrar (which may be the same entity as the transfer agent).

                  (n) The Company will continue to retain a "Big 6" Accounting Firm as its qualified accountants and such qualified tax experts as the Company may identify for a period of not less than two years beginning on the First Closing Date. The Company will use its best efforts to comply with the representations made as support for the opinion by the Company's tax counsel under the REIT provisions of the Code, the form of which opinion was filed as an exhibit to the Registration Statement.

                  (o) The Company will not invest in futures contracts, options on futures contracts or options on commodities unless the Company is exempt from the registration requirements of the Commodity Exchange Act, as amended, or otherwise complies with the Commodity Exchange Act, as amended. In addition, the Company will not engage in any activities which might be subject to the Commodity Exchange Act unless such activities are exempt from the Commodity Exchange Act or otherwise comply with that Act or with an applicable no-action letter to the Company from the Commodities Futures Trading Commission.

                  You, on behalf of the Underwriters, may, in your sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

                  SECTION 6. Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limiting the generality of the foregoing, (i) all expenses incident to the issuance and delivery of the Preferred Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Preferred Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Preferred Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel and the Company's independent accountants, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement, each Preliminary Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Agreement Among Underwriters, the Selected Dealers Agreement, the Underwriters' Questionnaire, the Underwriters' Power of Attorney and the Blue Sky memorandum, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Preferred Shares for offer and sale under the Blue Sky laws or the provincial securities laws of Canada, (vii) the filing fee of the NASD and the related legal fees in connection with such filing and (viii) all other fees, costs and expenses referred to in Item 30 of the Registration Statement. Except as provided in this
Section 6, Section 8 and Section 10 hereof, the Underwriters shall pay all of their own expenses, including the fees and disbursements of their counsel (excluding those relating to qualification, registration or exemption under the Blue Sky and Canadian provincial securities laws and the Blue Sky memorandum and the legal fees in connection with clearance of the offering with the NASD referred to above).

                  SECTION 7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Preferred Shares on the First Closing Date and the Optional Preferred Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of the Company's officers, made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

                  (a) The Registration Statement shall have become effective not later than 5:00 P.M., Washington, D.C. time, on the date of this Agreement, or at such later time as shall have been consented to by you; if the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Rules and Regulations, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; and prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the best knowledge of the Company or you, shall be contemplated by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to your satisfaction.

                  (b) You shall be satisfied that since the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there shall not have been any change in the capital stock other than pursuant to the exercise of outstanding options granted under the Stock Option Plan and Warrants disclosed in the Prospectus or the Dividend Reinvestment Plan of the Company or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth in or contemplated by the Registration Statement or the Prospectus, no material verbal or written agreement or other transaction shall have been entered into by the Company which is not in the ordinary course of business, (iii) no loss of damage (whether or not insured) to the property of the Company or any of its subsidiaries shall have been sustained which might have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its Property which is material to the Company or which affects or may affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or prospects of the Company and its subsidiaries which makes it impractical or inadvisable in the judgment of the Representatives to proceed with the public offering or purchase the Preferred Shares as contemplated hereby.

                  (c) There shall have been furnished to you, as Representatives of the Underwriters, on each Closing Date, in form and substance satisfactory to you, except as otherwise expressly provided below:

                           (i) An opinion of Tobin & Tobin, a professional
                  corporation, counsel for the Company, addressed to the

                  Underwriters and dated the First Closing Date, or the Second Closing Date, as the case may be, to the effect that:

                                    (1) The Company has been duly formed and is
                           validly existing as a corporation, is in good standing under the laws of Maryland, and is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions where the ownership or leasing of properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify would not have a Material Adverse Effect, and has the requisite corporate power and authority to own its properties and conduct its business as described in the Registration Statement; and the Company does not own or control, directly or indirectly, any corporation, association, partnership or other entity;

                                    (2) Prior to the First Closing Date, the
                           Company has authorized and outstanding capital stock as set forth under the heading "Capitalization" in the Prospectus; all necessary and proper corporate proceedings have been taken in order to duly and validly authorize the Preferred Shares; all outstanding shares of Common Stock have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase any securities and conformed in all material respects to the description thereof contained in the Registration Statement;

                                    (3) The certificates representing the
                           Preferred Shares to be delivered hereunder are in due and proper form under Maryland law, and when duly countersigned by the Company's transfer agent and registrar, and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Preferred Shares represented thereby will be duly authorized and validly issued, fully paid and nonassessable, will not have been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities and will conform in all material respects to the description thereof contained in the Registration Statement, and the shares of underlying Common Stock into which the

                           Preferred Shares are convertible or for which they may be redeemed have been duly and validly authorized and reserved for issuance on conversion or redemption of the Preferred Shares;

                                    (4) Except for the Warrants and options
                           granted under the Stock Option Plan, to such counsel's knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, and, except for the Dividend Reinvestment Plan, no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company;

                                    (5)(a) The Registration Statement has become
                           effective under the Act, and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule 424(b);

                                    (b) The Registration Statement, the
                           Prospectus and any amendment or supplement thereto (except for the financial statements and schedules included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations;

                                    (c) To such counsel's knowledge, there are
                           no franchises, leases, contracts, agreements or documents of a character required to be disclosed in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not disclosed or filed, as required; and

                                    (d) To such counsel's knowledge, there are
                           no legal or governmental actions, suits or proceedings pending or threatened against the Company which are required to be described in the Prospectus which are not described as required;

                                    (6) The Company has the corporate power and
                           authority to enter into this Agreement, to sell and deliver the Preferred Shares to be sold by it to the several Underwriters and to consummate the other transactions contemplated herein; this Agreement has been duly and validly authorized by all necessary action by the Company, has been duly and validly executed and delivered by and on behalf of the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and except as to those provisions relating to indemnity or contribution for liabilities arising under the Act as to which no opinion need be expressed; and no approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required for the execution and delivery of this Agreement by the Company or the consummation of the transactions contemplated by this Agreement, except such as have been obtained and are in full force and effect under the Act and such as may be required under applicable Blue Sky or Canadian securities laws in connection with the purchase and distribution of the Preferred Shares by the Underwriters;

                                    (7) The execution and performance of this
                           Agreement and the consummation of the transactions herein contemplated will not conflict with, result in the breach of, or constitute, either by itself or upon notice or the passage of time or both, a default under, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument known to such counsel to which the Company is a party or by which the Company or its property may be bound or affected which is material to the Company; violate any of the provisions of the certificate of incorporation or bylaws, or other organizational documents of the Company or, to such counsel's knowledge, violate any statute, judgment, decree, order, rule or regulation of any court or governmental body having jurisdiction over the Company or its property;

                                    (8) To such counsel's knowledge, the Company
                           is not in violation of its certificate of incorporation or bylaws, or other organizational documents and is not in breach of or default with respect to any provision of any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument known to such counsel to which the Company is a party or by which it or its properties may be bound or affected, except where such default would not have a Material Adverse Effect; and, to such counsel's knowledge, the Company is not in violation of any laws, rules, regulations, judgments, decrees, orders and statutes of any court or jurisdiction to which it is subject, except where such violation would not have a Material Adverse Effect;

                                    (9) To such counsel's knowledge, no holders
                           of securities of the Company have rights which have not been waived to register such securities because of the filing of the Registration Statement by the Company or the offering or other transactions contemplated hereby;

                                    (10) The Company is not and will not be an
                           "investment company" within the meaning of the 1940 Act;

                                    (11) The Preferred Shares have been duly
                           designated for quotation by the Nasdaq National Market upon official notice of issuance;

                                    (12) The description set forth under the
                           heading "ERISA Considerations" is true and correct in all material respects.

                           In rendering such opinion, such counsel may rely as
                  to matters of local law, on opinions of local counsel, and as to matters of fact, on certificates of officers of the Company, and of governmental officials, in which case their opinion is to state that they are so doing. Such counsel shall also include a statement to the effect that nothing has come to such counsel's attention that would lead such counsel to believe that either at the effective date of the Registration Statement or at the applicable Closing Date the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (other than with respect to the financial statements and related financial schedules and other financial data as to which such counsel need express no opinion).

                           (ii) An opinion of Giancarlo & Gnazzo, a professional
                  corporation, special tax counsel for the Company, addressed to the Underwriters and dated the

                  First Closing Date, or the Second Closing Date, as the case may be, to the effect that:

                                    (1) The Company has been organized and
                           operated in conformity with the requirements for qualification as a "real estate investment trust" under the Code since the commencement of its operation on August 19, 1994 and the Company's current and contemplated method of operation, as described in the Prospectus and as represented by the Company will enable it to continue to so qualify.

                                    (2) Although the discussion set forth in the
                           section of the Prospectus entitled "Certain Federal Income Tax Considerations" does not purport to discuss all possible Federal income tax consequences of the purchase, ownership and disposition of the Preferred Shares, such discussion constitutes, in all material respects, a fair and accurate summary of the Federal income tax considerations that are likely to be material to a purchaser of the Preferred Shares.

                           (iii) Such opinion or opinions of O'Melveny & Myers
                  LLP, counsel for the Underwriters dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the formation of the Company, legal matters relating to this Agreement, the validity of the Preferred Shares, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they may reasonably request for the purpose of enabling them to pass upon such matters. In connection with such opinions, such counsel may rely on representations or certificates of officers of the Company and governmental officials.

                       (iv) A certificate of the Company, executed by the
                  Chairman of the Board or President and the chief financial or accounting officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                                    (1) The representations and warranties of
                           the Company set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all of the conditions on its part to be performed or satisfied on or prior to such Closing Date;

                                    (2) The Commission has not issued any order
                           preventing or suspending the use of the Prospectus or any Preliminary Prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best of the knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

                                    (3) Each of the respective signers of each
                           certificate has carefully examined the Registration Statement and the Prospectus; in his opinion and to the best of his knowledge, the Registration Statement and the Prospectus and any amendments or supplements thereto contain all statements required to be stated therein; and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                                    (4) Since the initial date on which the
                           Registration Statement was filed, no agreement, written or oral, transaction or event has occurred which should have been set forth in an amendment to the Registration Statement or in a supplement to or amendment of any prospectus which has not been disclosed in such a supplement or amendment;

                                    (5) Since the respective dates as of which
                           information is given in the Registration Statement and the Prospectus, and except as disclosed in or contemplated by the Prospectus, there has not been any change or development which would have a Material Adverse Effect; and no legal or governmental action, suit or proceeding is pending or threatened against the Company which would have a Material Adverse Effect; since such dates and except as so disclosed, the Company has not entered into any verbal or written agreement or other transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company or (other than in the ordinary course of business) incurred any material liability or obligation, direct, contingent or indirect or made any change in its capital stock, made any material adverse change in its short-term debt (other than in the ordinary course of business) or funded debt or repurchased or otherwise acquired any of the Company's capital stock; and the Company has not declared or paid any dividend, or made any other distribution, upon its capital stock payable to shareholders of record on a date prior to the First Closing Date or Second Closing Date;

                                    (6) Since the respective dates as of which
                           information is given in the Registration Statement and the Prospectus and except as disclosed in or contemplated by the Prospectus, none of the personal or real property of the Company has sustained a material loss or damage by strike, fire, flood, windstorm, accident or other calamity (whether or not insured).

                           (v) On or before the First Closing Date, letters from
                  each director and officer of the Company, in form and substance satisfactory to you, confirming that for a period of 90 days after the first date that any of the Preferred
                  Shares are released by you for sale to the public, such person will not directly or indirectly sell or offer to sell or otherwise dispose of any shares of Preferred Shares or any right to acquire such shares without the prior written consent of either Stifel, Nicolaus & Company, Incorporated or each of the Representatives, which consent may be withheld at the sole discretion of Stifel, Nicolaus & Company, Incorporated or each of the Representatives, as the case may be.

                           (vi) On the date that this Agreement is executed and
                  also on the First Closing Date and the Second Closing Date a letter addressed to you, as Representatives of the Underwriters, from C&L, independent accountants, the first one to be dated the day of this Agreement, the second one to be dated the First Closing Date and the third one (in the event of a Second Closing) to be dated the Second Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

                                    (1) C&L are independent certified public
                           accountants with respect to the Company and the Partnership within the meaning of the Act and the Rules and Regulations;

                                    (2)  It is their opinion that the financial
                           statements, historical summaries and any supplementary financial information and supporting schedule included in the Registration Statement and the Prospectus examined by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations;

                                    (3) Based upon procedures set forth in
                           detail in such letter, including a reading of the latest available interim financial statements of the Company and inquiries of officials of the Company responsible for financial and accounting matters, nothing has come to their attention which causes them to believe that:

                                            (A) the unaudited financial
                                    information with respect to the results of operations for and at the end of the period ended March 31, 1996, and any subsequent quarters included in the Registration Statement under the caption "Selected Financial Data" do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, or do not agree with the corresponding amounts in the audited financial statements for each of the years then ended, or that with respect to the unaudited pro forma financial statements, such financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations and the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements, or

                                            (B) at a specified date not more
                                    than five days prior to the date of this Agreement, there has been any change in the assets or shareholders' equity of the Company (other than the issuance of the Preferred Shares to be sold by the Company) as compared with the amounts shown in the March 31, 1996 balance sheet of the Company included in the Registration Statement, except for changes which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                                    (4) In addition to the examination referred
                           to in their opinions and the procedures referred to above, they have carried out certain specified procedures, not constituting an audit, in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which were specified by you, and have found such amounts, percentages and financial information to be in agreement with, or derived from, the relevant accounting, financial and other records of the Company.

                  (vii) The Firm Preferred Shares and the Optional Preferred Shares shall have been approved for quotation on the Nasdaq National Market, subject to official notice of issuance, and the NASD, upon review of the terms of the public offering, shall not have objected to such offering, such terms or the Underwriters' participation in the same.

                  (viii) The Company shall have furnished to you such further certificates and documents as you shall have reasonably requested.

                  (ix) There shall have been delivered to you the Firm Preferred Shares and, if any Optional Preferred Shares are purchased, the Optional Preferred Shares in the manner required pursuant to Section 4 hereof.

                  All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to O'Melveny & Myers LLP, counsel for the Underwriters. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request. Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the statements made therein.

                  If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification by you as Representatives to the Company without liability on the part of any Underwriter or the Company, except for the expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof.

                  SECTION 8. Reimbursement of Underwriters' Expenses. Notwithstanding any other provisions hereof, if this Agreement shall be terminated by you pursuant to Section 7, or if the sale to the Underwriters of the Preferred Shares at the First Closing is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the Preferred Shares, including but not limited to fees and disbursements of counsel relating directly to the offering contemplated by the Prospectus. Any such termination shall be without liability of any party to any other party except that the provisions of this Section 8, Section 6 and Section 10 shall at all times be effective and shall apply.

                  SECTION 9. Effectiveness of Registration Statement. You and the Company will use your best efforts to cause the Registration Statement to become effective, to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

                  SECTION 10. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages, liabilities or expenses, joint or several, to which such Underwriter or such controlling person may become subject, under the Act, the Exchange Act, or other federal, state or Canadian statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law; and will reimburse each Underwriter and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary

Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the information furnished to the Company pursuant to
Section 3 hereof. In addition to its other obligations under this Section 10(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, or any inaccuracy in the representations and warranties of the Company herein or failure to perform its obligations hereunder, all as described in this Section 10(a), it will reimburse each Underwriter on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter shall promptly return it to the Company, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Bank of America NT&SA, San Francisco, California (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages, liabilities or expenses to which the Company, or any such director, officer or controlling person may become subject, under the Act, the Exchange Act, or other federal, state or Canadian statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary

Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the information furnished to the Company pursuant to
Section 3 hereof; and will reimburse the Company, or any such director, officer or controlling person of the Company for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person of the Company in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. In addition to its other obligations under this Section 10(b), each Underwriter severally agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 10(b) which relates to information furnished to the Company pursuant to Section 3 hereof, it will reimburse the Company (and, to the extent applicable, each officer, director and controlling person) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company (and, to the extent applicable, each officer, director and controlling person) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company and, to the extent applicable, each officer, director or controlling person of the Company shall promptly return it to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made within 30 days of a request for reimbursement, shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

                  (d) If the indemnification provided for in this Section 10 is required by its terms, but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under Sections (a),
(b) or (c) of this Section 10 in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Preferred Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion, in the case of the Company as the total price paid to the Company, for the Preferred Shares sold by the Company to the Underwriters (net of underwriting commissions, but before deducting expenses), and in the case of the Underwriters as the underwriting commissions received by them bears to the total of such amounts paid to the Company and received by the Underwriters as underwriting commissions. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section (c) of this Section 10, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section (c) of this Section 10 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10 (d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section (c) of this
Section 10 for purposes of indemnification. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 10 were determined solely by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10(d). Notwithstanding the provisions of this
Section 10, no Underwriter shall be required to contribute any amount in excess of the amount of the total underwriting commissions received by such Underwriter in connection with the Preferred Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint.

                  (e) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 10(a) and 10(b) hereof, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in Sections 10(a) and (b) hereof and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of such Sections 10(a) and 10(b) hereof.

                  SECTION 11. Default of Underwriters. It shall be a condition to this Agreement and the obligation of the Company to sell and deliver the Preferred Shares hereunder, and of each Underwriter to purchase the Preferred Shares in the manner as described herein, that, except as hereinafter in this Section provided, each of the Underwriters shall purchase and pay for all the Preferred Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such shares in accordance with the terms hereof. If any Underwriter or Underwriters default in its or their obligations to purchase Preferred Shares hereunder on either the First or Second Closing Date and the aggregate number of Preferred Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date does not exceed 10% of the total number of Preferred Shares which the Underwriters are obligated to purchase on such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Preferred Shares which such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Preferred Shares with respect to which such default occurs is more than 10% of the total number of Shares which the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Preferred Shares by other persons are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be paid by the Company pursuant to Section 6 hereof and except to the extent provided in Section 10 hereof.

                  In the event that Preferred Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by another party or parties, the Representatives or the Company shall have the right to postpone the First or Second Closing Date, as the case may be, for not more than five business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

                  SECTION 12. Effective Date. This Agreement shall become effective immediately as to Sections 6, 8, 10, 13 and 14, as to all other provisions, (i) if, at the time of execution of this Agreement, the Registration Statement has not become effective, at 2:00 P.M., California time, on the first full business day following the effectiveness of the Registration Statement, or
(ii), if at the time of execution of this Agreement the Registration Statement has been declared effective, at 2:00 P.M., California time, on the first full business day following the date of execution of this Agreement; but this Agreement shall nevertheless become effective at such earlier time after the Registration Statement becomes effective as you may determine on and by notice to the Company or by release of any of the Preferred Shares for sale to the public. For the purposes of this Section 12, the Preferred Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Preferred Shares or upon the release by you of telegrams (i) advising Underwriters that the Preferred Shares are released for public offering or (ii) offering the Preferred Shares for sale to securities dealers, whichever may occur first.

                  SECTION 13. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

                  (a) This Agreement may be terminated by the Company by notice to you or by you by notice to the Company at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company to any Underwriter (except for the expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof) or of any Underwriter to the Company (except to the extent provided in Section 10 hereof).

                  (b) This Agreement may also be terminated by you prior to the First Closing Date by notice to the Company (i) if additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange or in the over the counter market by the NASD, or trading in securities generally shall have been suspended on either such Exchange or in the over the counter market by the NASD, or a general banking moratorium shall have been established by federal, New York or California authorities; (ii) if an outbreak of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated or escalated to such an extent, as, in the judgment of the Representatives, to affect adversely the marketability of the Preferred Shares; (iii) if any adverse event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or Prospectus or which is not reflected in the Registration Statement or Prospectus but should be reflected therein in order to make the statements or information contained therein not misleading in any material respect; or (iv) if there shall be any action, suit or proceeding pending or threatened, or there shall have been any development involving particularly the business or properties or securities of the Company or the transactions contemplated by this Agreement, which, in the reasonable judgment of the Representatives, may have a Material Adverse Effect or makes it impracticable or inadvisable to offer or sell the Preferred Shares. Any termination pursuant to this Subsection (b) shall be without liability on the part of any Underwriter to the Company or on the part of the Company to any Underwriter (except for expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof).

                  SECTION 14. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Company's officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its officers, directors or controlling persons, as the case may be, and will survive delivery of and payment for the Preferred Shares sold hereunder and any termination of this Agreement.

                  SECTION 15. Notices. All communications hereunder shall be in writing and, if sent to the Representatives shall be mailed, delivered, telecopied or telegraphed and confirmed to Stifel, Nicolaus & Company, Incorporated, 500 North Broadway, Suite 1500, St. Louis, Missouri 63102,
Telecopier: (314) 342-2775, Attention: Rick E. Maples, and Montgomery
Securities at 600 Montgomery Street, San Francisco, California 94111,
Telecopier: (415) 249-5513, Attention: Kathleen Smythe, with a copy to O'Melveny & Myers LLP, Embarcadero Center West 275 Battery Street, San Francisco, California 94111, Telecopier: (415) 984-8701, Attention: Peter T. Healy; if sent to the Company, shall be mailed, delivered, telecopied or telegraphed and confirmed to the Company at 591 Redwood Highway, Suite 3100, Mill Valley, CA 94941, Attention: Douglas B. Hansen, President and Chief Financial Officer, with a copy to Tobin & Tobin, One Montgomery Street, 15th Floor, San Francisco, CA 94104, Telecopier: (415) 433-3883, Attention: Phillip R. Pollock. Any party may change the address for receipt of communications hereunder by giving notice to the others.

                  SECTION 16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the officers and directors and controlling persons referred to in Section 10, and in each case their respective successors, personal representatives and assigns, and no other person will have any right or obligation hereunder. No such assignment shall relieve any party of its obligations hereunder. The term "successors" shall not include any purchaser of the Preferred Shares as such from any of the Underwriters merely by reason of such purchase.

                  SECTION 17. Underwriters' Representatives. You will act as Representatives for the several Underwriters in connection with all dealings hereunder, and any action under or in respect of this Agreement taken by you, as Representatives, will be binding upon all of the Underwriters.

                  SECTION 18. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

                  SECTION 19. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws pertaining to conflicts of laws) of the State of California.

                  SECTION 20. Knowledge. As used in this Agreement, the term knowledge or best knowledge on the part of an entity shall include the knowledge of such entity's officers and any other employees with managerial responsibilities and such entity shall only make such statement after conducting a diligent investigation on the subject matter thereof.

                  SECTION 21. General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each one of which shall be an original, and all of which shall constitute one and the same document.

                  In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and you.

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement among the Company and the several Underwriters, including you, all in accordance with its terms.

                                            Very truly yours,

                                            REDWOOD TRUST, INC.



                                            By: _______________________________
                                                George E. Bull, III
                                                Chairman of the Board and
                                                Chief Executive Officer



The foregoing Underwriting Agreement
is hereby confirmed and accepted by
us in San Francisco, California as of
the date first above written.


STIFEL, NICOLAUS & COMPANY, INCORPORATED
MONTGOMERY SECURITIES
Acting as Representatives of the
several Underwriters named in
the attached Schedule A.


By STIFEL, NICOLAUS & COMPANY, INCORPORATED


By: ______________________________
      Managing Director

                                   SCHEDULE A

                                                  Amount of
                                                  Securities
Underwriter                                       to be Purchased
- -----------                                       ---------------
Stifel, Nicolaus & Company, Incorporated
                                                -------------------------------
Montgomery Securities
                                                -------------------------------
Total
                                                -------------------------------